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                                  EXHIBIT 3.12




                              AMENDED AND RESTATED
                                    BYLAWS OF

                         MIRAVANT MEDICAL TECHNOLOGIES,

                             A DELAWARE CORPORATION


                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS


Section 1.        PLACE OF MEETINGS.

                  All meetings of the shareholders of this corporation ("Corporation") shall be held at the principal executive office of the Corporation in the State of Delaware, or such other place within or without the State as may be designated from time to time by the Board of Directors or as may be consented to in writing by all of the persons entitled to vote thereat and not present at the meeting.

Section 2.        ANNUAL MEETING.

                  The annual meeting of the shareholders shall be held within one hundred fifty (150) days after the closing of the accounting year, at which time the shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting. In the event the annual meeting of shareholders is not held within the time above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as is convenient, and any business transacted or election held at such meeting shall be as valid as if the meeting had been held on the date above specified.

Section 3.        SPECIAL MEETINGS.

                  Special meetings of the shareholders, for the purpose of taking any action permitted to be taken by the shareholders under the Delaware General Corporation Law and the Certificate of Incorporation, may be called at any time by the Chairman of the Board, the President, the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

Section 4.        NOTICE OF MEETINGS.

                  Notice of meetings, annual or special, shall be given in writing to each shareholder entitled to vote at that meeting by the Secretary or Assistant Secretary, or, if there be no such officers, by the Chairman of the Board or the President, or in the case of neglect or refusal, by any person or persons entitled to call a meeting, not less than ten (10) nor more than ninety
(60) days before such meeting.

                  Such written notice shall be given either personally or by other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The giving of notice as provided by these Bylaws may be omitted only to the extent and in the manner expressly permitted by the Delaware General Corporation Law.

Section 5.        NOTICE OF ADJOURNMENT.

                  When a meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as in the case of an original meeting. Except as stated above, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken, and the Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

Section 6.        CONTENTS OF NOTICE.

                  Notice of any meeting of shareholders shall specify:

                  a.  The place, the date and the time of the meeting;

                  b. Those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

                  c. If directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

                  d. The general nature of any proposal to take action with respect to the approval of (i) a contract or other transaction with an interested director, (ii) an amendment of the Certificate of Incorporation,
(iii) the reorganization of the Corporation within the meaning of the Delaware General Corporation Law, (iv) the voluntary dissolution of the Corporation, or
(v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares; and

                  e. Such other matters, if any, as may be expressly required by statute.

Section 7.        CONSENT TO SHAREHOLDER'S MEETING.

                  The transactions of any meeting of shareholders, however called and noticed, shall be valid as those had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice or a consent to the holding of any meeting of shareholders need not specify the business transacted at or the purpose of any regular or special meeting, other than any proposal approved or to be approved at such meeting, the general nature of which was required by Section 6.d. of these Bylaws to be stated in the notice of the meeting.

Section 8.        ACTION WITHOUT A MEETING.

                  Unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of the shareholders, other than the election of directors, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted.

                  Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of the taking of any corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing, and, as to any action with respect to (i) a contract or other transaction with an interested director, (ii) the indemnification of any present or former agent of the Corporation within the meaning of Section 145 of the Delaware General Corporation Law, (iii) any reorganization within the meaning of the Delaware General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, such notice shall be given at least ten (10) days before the consummation of such action.

                  A director may be elected at any time to fill a vacancy not filled by the Board by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors, and any required notice of any such election shall promptly be given as provided above. Directors may not otherwise be elected without a meeting unless a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote for the election of directors.

Section 9.        QUORUM; ADJOURNMENT.

                  The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall be required and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Certificate of Incorporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If a quorum shall not be present or represented at any meeting of the shareholders, the meeting may be adjourned from time to time by majority vote of the shares entitled to vote at the meeting who are present in person or represented by proxy, until the requisite number of voting shares shall be present.

Section 10.       VOTING RIGHTS; CUMULATIVE VOTING.

                  Subject to the provisions of Sections 212 through 218, inclusive, of the Delaware General Corporation Law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date shall be entitled to vote at meetings of the shareholders. Every shareholder entitled to vote shall be entitled to one vote for each of such shares, and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law or by the Certificate of Incorporation.

                  Every  shareholder   entitled  to  vote  at  any  election  of
directors shall have the right to cumulate his votes to the extent and in the manner provided by Section 214 of the Delaware General Corporation Law.

Section ll.       PROXIES.

                  Every shareholder entitled to vote or to execute consents may do so either in person or by written proxy executed in accordance with the provisions of the Delaware General Corporation Law and filed with the Secretary or Assistant Secretary of the Corporation.

Section 12.       INSPECTORS OF ELECTION.

                  Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at such meeting or any adjournment thereof. If no Inspectors of Election are appointed, or if an appointment is vacated by an Inspector who fails to appear or fails or refuses to act, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment or fill such vacancy at the meeting.

                                   ARTICLE II
                                    DIRECTORS

Section 1.        POWERS.

                  Subject to the limitations of the Certificate of Incorporation, the Bylaws, and of the Delaware General Corporation Law as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

Section 2.        NUMBER AND QUALIFICATION OF DIRECTORS.

                  The authorized number of directors of this Corporation will be not less than five (5) nor more than nine (9), and the exact number of directors will be seven (7) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the stockholders. Subject to the provisions of the Certificate of Incorporation, the minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this ByLaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that no decrease will shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 5 of this Article II of these ByLaws at the time of such decrease. (Section 2 was amended in its entirety at the July 17, 1996 Annual Meeting of Stockholders, and subsequently by Written Consent by the Board of Directors effective May 21, 1997.)

Section 3.        ELECTION OF DIRECTORS.

                  The directors shall be elected by ballot at the annual meeting of the shareholders to hold office until the next annual meeting and until their successors are elected and qualified. Their term of office shall begin immediately after election.

Section 4.        VACANCIES.

                  A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of Court or convicted of a felony, if the authorized number of directors is increased, or if the shareholders shall fail, either at a meeting at which an increase in the number of directors is authorized, or at an adjournment thereof, or at any other time, to elect the full number of authorized directors.

                  Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, and each director so elected shall hold office until his successor is elected at an annual or special meeting of the shareholders. A vacancy created by the removal of a director may be filled only by a vote of the majority of the shares entitled to vote at a duly held meeting of the shareholders, or by the written consent of the holders of a majority of the outstanding shares.

                  The shareholders may at any time elect a director or directors to fill any vacancies not filled by the directors.

                  If any director tenders his resignation to the Board of Directors to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office at such time as the resignation shall become effective.

                  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.        REMOVAL OF DIRECTORS.

                  The entire Board of Directors, or any individual director, may be removed from office in the manner provided by the Delaware General Corporation Law.

Section 6.        PLACE OF MEETING.

                  Meetings of the Board of Directors shall be held at the principal executive office of the Corporation, or as designated from time to time by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid wherever held if held with the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary or Assistant Secretary of the Corporation.

Section 7.        ANNUAL MEETING.

                  A regular annual meeting of the Board of Directors shall be held without notice at the place of the annual meeting of shareholders immediately following the adjournment thereof, for the purpose of organization, election of officers, and the transaction of such other business as may properly come before the meeting.

Section 8.        OTHER REGULAR MEETINGS.

                  Other regular meetings of the Board of Directors shall be held on the last Thursday of each calendar quarter.

Section 9.        SPECIAL MEETINGS; NOTICES.

                  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice-President, the Secretary, or by any two (2) directors.

                  Written notice of the time and place of special meetings shall be delivered or communicated personally to each director by telephone, or by telecopy or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. If such notice is mailed or telecopied, it shall be deposited in the United States mail or delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, it shall be so delivered at least twenty-four (24) hours prior to the time of holding the meeting. Such mailing, telecopying or delivery, personally or by telephone, as above provided shall be due, legal and personal notice to such director.

Section 10.       WAIVER OF NOTICE.

                  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting regularly called and noticed if all the directors are present and sign a consent to the holding of the meeting on the records of the meeting, or if a majority of the directors are present and each of those not present, either before or after the meeting, signs a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section ll.       ACTION OF DIRECTORS WITHOUT MEETING.

                  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of the directors.

Section 12.       ACTION AT A MEETING; QUORUM.

                  A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at a meeting duly held at which a quorum is present, when duly assembled, is valid as a corporate act unless a greater number is required by the Certificate of Incorporation, these Bylaws, or the Delaware General Corporation Law. Directors may participate in a meeting through the use of conference telephone or similar communications equipment as long as all members participating in the meeting can hear one another, and such participation shall constitute the presence in person at the meeting.

Section 13.       ADJOURNMENT.

                  A majority of the directors present, whether or not a quorum, may adjourn from time to time by fixing a new time and place prior to taking adjournment, but if any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to any directors not present at the time the adjournment was taken.

Section 14.       COMMITTEES.

                  The  Board of  Directors  may,  by  resolutions  adopted  by a majority of the authorized number of directors, establish one or more committees, including an Executive Committee, each consisting of two or more directors, to serve at the pleasure of the Board. The Board of Directors may delegate to any such committee any of the powers and authority of the Board of Directors in the business and affairs of the Corporation, except those powers specifically reserved to the Board of Directors by the provisions of Section 141 of the Delaware General Corporation Law. The Board shall prescribe the manner in which the proceedings of the Executive Committee or any other Committee shall be conducted, and may designate one or more alternate directors to replace any absent committee members at any meeting of the Committee.


                                   ARTICLE III
                                    OFFICERS

Section l.        OFFICERS.

                  The officers of the Corporation shall be elected by and shall hold office at the pleasure of the Board of Directors. These officers shall include a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer, and may include a Chairman of the Board of Directors.

Section 2.        ELECTION.

                  After their election, the Board of Directors shall meet and organize by electing a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer, who may be, but need not be, members of the Board of Directors, and such additional officers provided by these Bylaws as the Board of Directors shall determine to be appropriate. Any two or more offices may be held by the same person.

Section 3.        COMPENSATION AND TENURE OF OFFICE.

                  The compensation and tenure of office of all of the officers of the Corporation shall be fixed by the Board of Directors.

Section 4.        REMOVAL AND RESIGNATION.

                  Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, subject in each case, however, to any rights of an officer under any contract of employment.

                  Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or an Assistant Secretary of the Corporation without prejudice, however, to any rights of the Corporation under any contract to which such officer is a party.

                  Any such resignation shall take effect at the date of receipt of such notice or at any later time specified in the notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.        VACANCIES.

                  Any vacancy in an office occurring because of death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in the Bylaws for appointment to such office.


Section 6.        CHAIRMAN OF THE BOARD.

                  The Chairman of the Board, if there be one, shall, when present, preside at all meetings of the shareholders and of the Board of Directors, and shall have such other powers and duties as from time to time shall be prescribed by the Board of Directors.

Section 7.        PRESIDENT.

                  The President shall be the general manager of the Corporation and, subject to the control of the Board of Directors, shall be chief executive officer of the Corporation and shall have general supervision, direction and control of the business and affairs of the Corporation. If the Corporation has no Chairman of the Board, the President shall also have the duties prescribed above for the Chairman of the Board.

Section 8.        VICE PRESIDENTS.

                  In the absence or the disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the directors, or if no such designation is made by the Board of Directors, the Vice President designated by the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 9.        SECRETARY.

                  The Secretary shall keep, or cause to be kept, a book of Minutes at the principal executive office or such other place as the Board of Directors may order, of all the proceedings of its shareholders and the Board of Directors and Committees of the Board, with the time and place of holding of meetings, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings of these meetings.

                  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; he shall keep the seal of the Corporation and affix the seal to all documents requiring a seal; and he shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 10.       ASSISTANT SECRETARY.

                  The Assistant Secretary, if there is one, shall have all the same rights, duties, powers and privileges as the Secretary and may act in his place and stead whenever necessary or desirable.

Section ll.       CHIEF FINANCIAL OFFICER.

                  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

                  The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they so request, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 12.       SUBORDINATE OFFICERS.

                  Subordinate Officers, including but not limited to, Assistant Secretaries, Treasurers and Assistant Treasurers, or agents, as the business of the Corporation may require, may from time to time be appointed by the Board of Directors, the President, or by any officer empowered to do so by the Board of Directors, and shall have such authority and shall perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

                                   ARTICLE IV
                  CORPORATE RECORDS, INSPECTION, VOTING SHARES
                             IN NAME OF CORPORATION

Section l.        RECORDS.

                  The Corporation shall maintain adequate and correct books and records of account of its business and properties. All of such accounts, books and records shall be kept at its principal business office, or at such other location as may be fixed by the Board of Directors from time to time.

Section 2.        INSPECTION.

                  The accounting books and records and Minutes of the proceedings of the shareholders and the Board of Directors and its Committees shall be open to inspection by the shareholders from time to time and in the manner provided in Section 220 of the Delaware General Corporation Law, and every director shall have the right to inspect and copy all books, records and documents of the Corporation, and to inspect its properties, in the manner provided by Section 220 of the Delaware General Corporation Law.

Section 3.        VOTING SHARES IN NAME OF CORPORATION.

                  Shares standing in the name of this Corporation may be voted or represented and all rights incident to those shares may be exercised on behalf of the Corporation by the President, or if he is unable or refuses to act, by a Vice President or by such other person as the Board of Directors may determine.


                                    ARTICLE V
                       CERTIFICATES AND TRANSFER OF SHARES

Section l.        CERTIFICATES FOR SHARES.

                  Every holder of shares in the Corporation shall be entitled to have a certificate, in such form and device as the Board of Directors may designate, certifying the number of shares and the classes or series of shares owned by the shareholder, and containing a statement setting forth the office or agency of the Corporation from which the shareholder may obtain, upon request and without charge, a copy of the statement of any rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders of those shares, and any other legend or statement as may be required under the Delaware General Corporation Law and federal and state corporate securities laws.

                  Every certificate for shares shall be signed in the name of the Corporation by the President or Vice President and the Secretary or an Assistant Secretary. Any signature on the certificate may be by facsimile, provided that at least one signature, which may but need not be that of the Corporation's registrar or transfer agent, if any, shall be manually signed.

Section 2.        TRANSFER ON THE BOOKS.

                  Upon surrender to the Secretary or Assistant Secretary or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.        LOST OR DESTROYED CERTIFICATES.

                  A new certificate may be issued without the surrender and cancellation of an old certificate that is lost, apparently destroyed or wrongfully taken when: (a) the request for the issuance of a new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft; and (b) such request is received by the Corporation prior to its receipt of notice that the old certificate has been acquired by a bona fide purchaser; and (c) the owner of the old certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Corporation to indemnify it against any claim, expense or liability resulting from the issuance of a new certificate. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of the Delaware General Corporation Law.

Section 4.        TRANSFER AGENTS AND REGISTRARS.

                  The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.


Section 5.        RECORD DATE.

                  The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, to consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution or allotment of any right or to exercise rights with respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than ninety (60) days prior to any event for the purpose for which it is fixed, and shall not be less than ten (10) days prior to the date of any meeting of the shareholders. If no such record date is fixed by the Board of Directors, then the record date shall be that date prescribed by Section 213 of the Delaware General Corporation Law.

                                   ARTICLE VI
                                 CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the words "INCORPORATED DELAWARE".

                                   ARTICLE VII
                                   AMENDMENTS

Section l.        BY SHAREHOLDERS.

                  The Bylaws may be repealed or amended, or new Bylaws may be adopted, by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation.

Section 2.        BY DIRECTORS.

                  Subject to the right of shareholders as provided in Section l of this Article VII to adopt, amend or repeal Bylaws, the Board of Directors may adopt, amend or repeal Bylaws; provided, however, that no Bylaw or amendment changing the number of directors of the Corporation shall be adopted other than in the manner provided by Section 2 of Article II of these Bylaws.

Section 3.        RECORDS OF AMENDMENTS.

                  Any amendment or new Bylaw adopted by the shareholders or Board of Directors shall be copied in the appropriate place in the Minute book with the original Bylaws, and the repeal of any Bylaw shall be entered on the original Bylaws together with the date and manner of such repeal. The original or a copy of the Bylaws as amended to date shall be open to inspection by the shareholders at the Corporation's principal executive office at all reasonable times during office hours.

                                  ARTICLE VIII
                             WAIVER OF ANNUAL REPORT

The requirement that this Corporation send an annual report to its shareholders is hereby expressly waived.

                                   ARTICLE IX
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND AGENTS

Section 1.        DEFINITIONS.

                  For the purposes of this Article IX the following definitions shall apply:

                  a.  "Agent"  means any  person  who (a) is or was a  director, officer, employee or other agent of the Corporation, or (b) is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, joint venture, trust or other enterprise, or (c) was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

                  b. "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

                  c. "Expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under Section 5 of this
Article IX below.

                  d. "Independent Legal Counsel" means an attorney mutually agreeable to the Corporation and the agent seeking indemnification, with such attorney to be designated within ten (10) days after notice by one party to the other. If the Corporation and the agent seeking indemnity cannot agree upon the selection of such attorney within such ten (10) day period, an attorney shall be selected by the Corporation from among five (5) attorneys designated in a writing by the agent delivered to the Corporation within five (5) days after the end of the ten (10) day period; provided, however, that the attorneys so designated have a minimum of ten (10) years experience in corporate law, and are each full partners (or the equivalent) in a law firm with at least five (5) attorneys. If the Corporation and the agent cannot agree upon the selection of the attorney, and if the agent fails to designate his selection of five (5) attorneys within the five (5) day period, the Corporation alone shall choose the attorney.

Section 2.        PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interest of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

Section 3.        PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person reasonably believed to be in the best interest of the Corporation and its shareholders.

Section 4.        DETERMINATION OF RIGHT TO INDEMNIFICATION.

                  To the extent that a person who is or was an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article IX above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

                  Except as provided in the first paragraph of this Section 4 above, any indemnification under Section 2 or 3 of this Article IX above shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in
Section 2 or 3 of this Article IX above, by any of the following: (a) a majority vote of a quorum consisting of directors who are not parties to such action or proceeding; (b) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; (c) approval or ratification by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum); (d) written consent of the shareholders under Section 228 of the Delaware General Corporation Law;
(e) the affirmative vote or written consent of such greater proportion (including all) of the shares of any class or series as may be provided in the Certificate of Incorporation or in the Delaware General Corporation Law, for all or any specified shareholder action; or (f) the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering service in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

                  The shares owned by the person to be indemnified shall not be entitled to vote on any written consent or affirmative vote set forth in the second paragraph of Section 4 of this Article IX above.

Section 5.      INDEMNITY FOR EXPENSES OF ESTABLISHING RIGHT TO INDEMNIFICATION.
                  To the extent that a person who is or was an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article IX above, or in defense of any claim, issue or matter therein, such person shall also be indemnified against expenses of establishing a right to indemnification actually and reasonably incurred by such person in connection therewith.

                  If authorized in the specific case, upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 2 or 3 of this Article IX above, by any of the following: (a) approval or ratification by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum); (b) written consent of the shareholders under Section 228 of the Delaware General Corporation Law, or (c) the affirmative vote or written consent of such greater proportion (including all) of the shares of any class or series as may be provided in the Certificate of Incorporation or in the Delaware General Corporation Law, for all or any specified shareholder action; such person shall also be indemnified against any expenses of establishing a right to indemnification actually and reasonably incurred therewith.

                  The shares owned by the person to be indemnified shall not be entitled to vote on any written consent or affirmative vote set forth in the second paragraph of Section 5 of this Article IX above.

Section 6.        PROCEDURE FOR INDEMNIFICATION.

                  Any indemnification under Section 2, 3, or 5 of this Article IX above, or advance under Section 7 of this Article IX below, shall be made promptly, and in any event within ninety (60) days, upon the written request of the agent. The right to indemnification or advances as granted by this Article IX shall be enforceable by the agent in any court of competent jurisdiction, if the Corporation denies such request in whole or in part or if no disposition thereof is made within ninety (60) days. It shall be a defense to any such action that the agent has not met the standard of conduct set forth in Section 2, 3, or 5 of this Article IX above, or regarding a claim for advances the agent has not delivered the required undertaking under Section 7 of this Article IX below, but the burden of proving the defense is on the Corporation.

Section 7.        ADVANCES.

                  Expenses incurred in defending any proceeding shall be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of the person claiming a right to be indemnified under this Article IX to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article IX.

Section 8.        OTHER RIGHTS AND CONTINUATION OF RIGHTS TO INDEMNIFICATION.

                  The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, approval of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Certificate of Incorporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article IX shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 9.        INSURANCE.

                  This Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article IX. The fact that the Corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this Section 9 inapplicable if either of the following conditions are satisfied: (a) if authorized in the Certificate of Incorporation, any policy issued is limited to the extent not in conflict with the Delaware General Corporation Law, or (b) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the Corporation that purchased that policy, and the policy issued provides for some manner of risk sharing between the issuer and purchaser or the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Section 10.       SAVINGS CLAUSE.

                  If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as to any expenses, judgments, fines, settlements and other amounts incurred by such person in connection with any proceeding, to the fullest extent permissible under applicable law.

Section 11.       SUBSEQUENT AMENDMENT.

                  If the Delaware General Corporation Law or any other applicable law is amended after approval by the shareholders of this Article IX to further expand the indemnification permitted to directors, officers and agents of the Corporation, then the Corporation shall indemnify such person to the fullest extent permissible under the Delaware General Corporation Law or other applicable law, as so amended.

Section 12.       CONTRACT.

                  The rights to indemnification conferred in this Article shall be deemed to be a contract between the Corporation and each person who serves in the capacities described above at any time while this Article is in effect. Any repeal or modification of this Article shall not in any way diminish any rights to indemnification of such person or the obligations of the Corporation arising hereunder.

Section 13.       INDEMNITY AGREEMENTS.

                  The Corporation may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other agents of the Corporation as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the fullest extent permitted by the provisions of this Articles IX and the Certificate of Incorporation.